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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                SEPTEMBER 5, 2001
                Date of Report (Date of earliest event reported)

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)

       BERMUDA                            1-8993                94-2708455
(State or other jurisdiction of   (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)

                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5.         OTHER EVENTS.

OneBeacon Insurance Group ("OneBeacon"), a wholly owned subsidiary of White Mountains Insurance Group, Ltd. (the "Registrant") announced that it has reached a non-binding agreement in principle with Liberty Mutual Insurance Group ("Liberty Mutual") to transfer OneBeacon's property and casualty business, staff and operations in 42 states and the District of Columbia to Liberty Mutual. Under the terms of the proposed agreement, Liberty Mutual will assume all new and renewal business effective November 1, 2001 (the "Effective Date"). Additionally, OneBeacon will reinsure 66 2/3% of the net premuims written and the net liability for loss and loss adjustment expense of all policies subject to the proposed agreement during the first twelve months after the Effective Date and 33 1/3% of such net premiums written and net liability for loss and loss adjustment expense written during the following twelve months.

The OneBeacon press release dated September 5, 2001 and the Summary of Significant Terms of the Non-Binding Agreement in Principle are attached herewith as Exhibit 99(a) and 99(b), respectively, and are incorporated by reference in their entirety.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)        Exhibits.  The following exhibits are filed herewith:

     EXHIBIT NO.               DESCRIPTION

     99(a) Text of press release issued by OneBeacon Insurance Group, dated September 5, 2001.

     99(b) Summary of significant Terms of Non-Binding Agreement in Principle between OneBeacon Insurance Group and Liberty Mutual Insurance Group.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.

Dated: September 7, 2001                By: /s/ J. Brian Palmer
                                            -------------------------------
                                            J. Brian Palmer
                                            Chief Accounting Officer